SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MIDAS INC

                    GAMCO INVESTORS, INC.
                                11/06/03           26,000            13.4970
                                11/05/03           20,000            13.5109
                                10/15/03            1,000-           13.7690
                                10/06/03            5,000-           12.9168
                                 9/15/03            5,000-           12.2812
                                 9/12/03            1,000-           12.1400
                                 9/10/03            3,000-           12.0900
                    GABELLI ADVISERS, INC.
                                11/05/03           94,500            13.4000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.